Exhibit 10.5

SPRINGING UNCONDITIONAL GUARANTY

dated as of December 12, 2013

given by

ROBERT F.X. SILLERMAN

to

DEUTSCHE BANK AG, NEW YORK BRANCH

SPRINGING UNCONDITIONAL GUARANTY

THIS SPRINGING UNCONDITIONAL GUARANTY, dated as of December 12, 2013 (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, this “Guaranty”), is entered into by ROBERT F.X. SILLERMAN, an individual person (“Guarantor”) in favor of DEUTSCHE BANK AG, NEW YORK BRANCH (“Lender”).

In consideration of financial accommodations given or to be given or continued to SFX Entertainment, Inc., a Delaware corporation (“Borrower”), by Lender pursuant to the Reimbursement Agreement (as defined in Section 1 hereof), the receipt and sufficiency of which consideration are hereby acknowledged, and in order to induce Lender to make financial accommodations available to Borrower, Guarantor hereby agrees with Lender as follows:

1.                                      Certain Definitions.  In this Guaranty, all words and terms defined in the Reimbursement Agreement shall have the respective meanings and be construed as provided therein, unless a different meaning clearly appears from the context.  Reference herein to, or citation herein of, any provisions of the Reimbursement Agreement shall be deemed to incorporate such provisions as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.  In addition, the following terms shall have the following meanings for all purposes when used in this Guaranty, and in any note, certificate, report or other document made or delivered in connection with this Guaranty:

“Account Statements” means, collectively, true and correct copies of third party provided bank account statements (including, without limitation, checking account statements and savings account statements), investment account statements, cash management account statements, brokerage account statements, and other similar account and financial information of Guarantor with respect to his assets and properties, all as produced or maintained by the third parties holding such assets and properties.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Section 101, et seq.

“Cash and Cash Equivalents” means (i) unrestricted and unencumbered cash, (ii) unrestricted and unencumbered marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) unrestricted and unencumbered domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s; provided that the maturities of such Cash and Cash Equivalents shall not exceed one (1) year from the date of calculation.

“Event of Default” is defined in Section 15 hereof.

“Guaranteed Obligations” shall mean the prompt and unconditional obligation of Guarantor to pay, in respect of the Borrower, as and when the same become due and payable, whether at stated maturity, acceleration or otherwise, (i) the Letter of Credit Obligations, (ii) all interest which accrues on the Letter of Credit Obligations, whether at the Default Rate (as defined in the Reimbursement Agreement) or otherwise, together with any prepayment, breakage, yield maintenance and other fees and expenses and all other sums of any kind or nature owing to the Lender under the Reimbursement Agreement and all other Loan Documents, (iii) all expenses incurred or paid by Lender at any time in connection with the enforcement and administration of this Guaranty (whether before or after the existence of any Event of Default), (iv) all taxes (including all unpaid taxes, penalties and charges owing in arrears), (v) Intentionally Omitted, (vi) all sums required to be disgorged by Lender in connection with any bankruptcy proceeding of Borrower related to the foregoing, and (vii) all of the other Obligations (as defined in the Reimbursement Agreement).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Reimbursement Agreement”  means that certain Letter of Credit and Reimbursement Agreement dated as of the date hereof by and between Borrower and Lender, as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw & Hill Companies, Inc. and any successor thereto.

“Solvent” means, when used with respect to any Person, that at the time of determination: (i) the fair value of the assets of such Person, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.  For the purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

“Unencumbered Liquid Assets” means the following assets owned by Guarantor which (i) are not the subject of any Lien or other arrangement with any creditor to have its claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of Guarantor, and (ii) may be converted to cash within five (5) Business Days: (A) Cash and Cash Equivalents, (B) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (C) certificates of deposit with maturities of not more than one year from the date acquired and issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (D) investments in money market funds registered under the Investment

Company Act of 1940, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (A) through (C) above, (E) marketable and liquid equity and debt securities from companies with long-term senior unsecured indebtedness ratings of at least A- from S&P or A3 from Moody’s, (F) municipal bonds that are rated A- from S&P or A3 from Moody’s and are either insured or the proceeds of which are escrowed in 100% United States government securities.  For the purposes of testing the applicable financial covenant in Section 10 hereof, the Unencumbered Liquid Assets set forth in clauses (E) and (F) above shall be marked to market on the date of the applicable test, or as soon prior to the date of such test as possible.

2.                                      Unconditional Guaranty.

(a)                                 Unconditional Guaranty.  Guarantor hereby absolutely and unconditionally guarantees to Lender the payment in full when due and owing, whether at stated maturity, by acceleration, demand or otherwise, of any and all Guaranteed Obligations, together with all actual out-of-pocket fees, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and expenses of collection) (both pre- and post-judgment) incurred by Lender in enforcing any of such obligations or any of the terms hereof.  This is a guaranty of payment and not of collection; Guarantor undertakes such guaranty as primary obligor and not merely as surety; and Lender may enforce this Guaranty against Guarantor without any prior enforcement of the Guaranteed Obligations or any security therefor or other guaranty thereof.

(b)                                 Indemnified Matters.  Guarantor hereby absolutely and unconditionally guarantees to Lender the payment in full of, and shall defend, save harmless and indemnify Lender from and against any and all liens, damages (including, without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, and expenses of any kind whatsoever (including reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim or proceeding or enforcing any term of this Guaranty) which may at any time be imposed upon, incurred by or asserted against Lender as a result of the following (collectively, the “Indemnified Matters”):

(i)                                     Fraud, material misrepresentation or failure to disclose a material fact by Borrower or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of such persons in connection with the Obligations;

(ii)                                  Damage to the assets of Borrower as a result of the intentional misconduct or gross negligence of Borrower or any of its principals, officers, or any agent or employee of such persons, or any relocation of the assets of Borrower, to the full extent of the losses or damages incurred by Lender on account of such occurrence; and

(iii)                               The enforcement of Guarantor’s subrogation rights pursuant to Section 14 including any action Lender takes on behalf of Guarantor in connection therewith.

(c)                                  Bankruptcy.  Guarantor hereby absolutely and unconditionally guarantees payment to Lender in full when due and owing, whether at stated maturity, by acceleration, demand or otherwise, of any and all Guaranteed Obligations if any of the following occurs after the date hereof: (i) a voluntary bankruptcy filing by Borrower or any general partner or managing member or majority shareholder of Borrower, or (ii) any involuntary bankruptcy proceeding against Borrower based upon petition (or its equivalent) filed by or on behalf of (1) Borrower, (2) any direct or indirect owner of Borrower, (3) Guarantor, (4) any Affiliate of any party described in clauses (1) through (3), or (5) any non-Affiliate of any party described in clauses (1) through (4) acting in concert with any such party.

3.                                      Certain Waivers.  Except to the extent expressly required by the provisions of the Loan Documents, Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including, without limitation, all defenses, counterclaims and other rights of any nature based upon any of the following):

(a)                                 presentment, demand for payment and protest of nonpayment of any of the Guaranteed Obligations, and notice of protest, dishonor or nonperformance;

(b)                                 notice of acceptance of this Guaranty and notice that credit has been extended in reliance on Guarantor’s guaranty of the Guaranteed Obligations;

(c)                                  notice of any default under the Reimbursement Agreement or of any inability to enforce performance of the obligations of Borrower or of any other Person with respect to any Loan Document or notice of any acceleration of maturity of any Guaranteed Obligations;

(d)                                 demand for performance or observance of, and any enforcement of any provision of, the Reimbursement Agreement, any other Loan Document or the Guaranteed Obligations or any pursuit or exhaustion of rights or remedies against Borrower or any other Person in respect of the Guaranteed Obligations or any requirement of diligence or promptness on the part of Lender in connection with any of the foregoing;

(e)                                  any act or omission on the part of Lender which may impair or prejudice the rights of Guarantor, including, without limitation, rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from Borrower or any other Person, or otherwise operate as a deemed release or discharge;

(f)                                   any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

(g)                                  any “single action” or “anti-deficiency” law which would otherwise prevent Lender from bringing any action, including, without limitation, any claim for a deficiency, against Guarantor before or after the commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by Lender;

(h)                                 any merger, consolidation or amalgamation of Borrower (if Borrower is not a natural person) into or with any other Person, or any sale, lease or transfer of any of the assets of Borrower to any other Person, or any other change of form, structure, or status under any law in respect of Borrower or any change in the interests in Borrower;

(i)                                     any increase in principal amount of, or extension of the time for payment of the principal of or interest on, any Guaranteed Obligation;

(j)                                    all demands and notices of every kind with respect to the foregoing; and

(k)                                 to the extent not referred to above, all defenses (other than payment) which Borrower may now or hereafter have to the payment of the Guaranteed Obligations, together with all suretyship defenses, which could otherwise be asserted by Guarantor.

Guarantor represents that Guarantor has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to Guarantor with respect to the obligations of Guarantor hereunder in the absence of the waivers contained in this Section 3.

4.                                      Certain Lender Actions.  Lender may at any time and from time to time (whether or not after termination of this Guaranty) without the consent of, or notice (except any notice required by applicable statute that cannot be waived) to, Guarantor, without incurring responsibility to Guarantor, without impairing or releasing any of the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)                                 change the manner, place or terms of payment, and/or change or extend the time of payment of, renew, accelerate or alter, any of the Guaranteed Obligations, any security therefor or other guaranty thereof, or any liability incurred directly or indirectly in respect thereof, or otherwise modify, amend, waive, change, or consent to departure from, any term of the Reimbursement Agreement or any other Loan Document (other than this Guaranty) or any other guaranty of any of the Guaranteed Obligations, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed, accelerated or altered;

(b)                                 sell, exchange, release, waive, surrender, realize upon, or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any of the Guaranteed Obligations or any liabilities (including, without limitation, any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)                                  exercise or refrain from exercising any rights against Borrower, Guarantor of any Guaranteed Obligations, or any other Person or otherwise act or refrain from acting;

(d)                                 settle, release, collect, compromise or otherwise liquidate any of the Guaranteed Obligations, any security therefor or other guaranty thereof or any liability (including, without limitation, any of those hereunder) incurred directly or indirectly in respect thereof, or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to creditors of Borrower other than Lender and Guarantor; or

(e)                                  apply any sums by whomsoever paid or howsoever realized to any of the Guaranteed Obligations regardless of what Guaranteed Obligations remain unpaid.

5.                                      No Reduction.  Neither the liabilities of Guarantor hereunder, nor Lender’s rights hereunder, shall be reduced, limited, terminated or in any other way affected by reason of any guaranty executed in favor of Lender by any other Person (and this Guaranty shall be enforceable against Guarantor without regard to such other guaranty or guaranties or any release or consent to departure from, or any amendment or waiver of, any such other guaranty or guaranties).

6.                                      Absolute and Unconditional Guaranty.  This is an absolute and unconditional guaranty and no invalidity, illegality, irregularity, unenforceability, avoidance or contractual or other subordination of all or any part of the Guaranteed Obligations, or of any security therefor, guaranty thereof, or right of offset with respect thereto, or of this Guaranty, or of any part of the Reimbursement Agreement or any other Loan Document, nor any regulation, order or ruling, or judicial or administrative directive of any kind, nor any election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, nor any borrowing or grant of a security interest by Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code, nor the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender’s claim(s) for repayment of the Guaranteed Obligations, nor any change in respect of any obligor of any of the Guaranteed Obligations (including without limitation, as a result of any merger, consolidation, dissolution, liquidation, recapitalization or other change of name, identity, structure or status), nor the operation of any anti-deficiency statute, nor any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Guarantor, or any defense which Borrower could assert with respect to its Obligations (including, without limitation, failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, infancy, statute of limitations, Lender liability and usury) shall impair, be a defense to, or otherwise affect, this Guaranty.

7.                                      Continuing Guaranty.  This Guaranty is a continuing guaranty and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

8.                                      No Inducement.  Guarantor hereby acknowledges and confirms to Lender that Guarantor has not been induced to execute, deliver or make this Guaranty as a result of, and is not relying upon, any representation, warranty, agreement or condition, whether express or implied or written or oral, by Lender, Borrower or any other Person.

9.                                      Certain Representations.  In order to induce Lender to accept this Guaranty and to enter into the Reimbursement Agreement and the transactions thereunder, Guarantor hereby makes the following representations and warranties:

(a)                                 Legal Right and Capacity.  Guarantor is a natural person and citizen of the United States of America, is of sound mind and has all requisite capacity to execute and deliver this Guaranty and to perform his Guaranteed Obligations hereunder.  Guarantor has his principal residence at 151 East 72nd Street, New York, New York 10021 (such address is also the location where Guarantor keeps his personal records and financial information).  Furthermore, Guarantor will not change his residence as aforesaid without giving Lender at least thirty (30) days prior written notice.  Guarantor has all necessary right and capacity to perform his obligations under this Guaranty and the Loan Documents to which he is a party, and to perform all obligations arising or created under this Guaranty and the Loan Documents to which he is a party.

(b)                                 Benefits to Guarantor.  Guarantor will obtain material direct or indirect benefit by reason of the extension of credit by Lender to Borrower pursuant to the Reimbursement Agreement;

(c)                                  No Conflicts or Consents.  None of the execution and delivery of this Guaranty or the other Loan Documents applicable to Guarantor, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any Legal Requirement to which Guarantor is subject or any judgment, license, order, or permit applicable to Guarantor or any indenture, mortgage, deed of trust, or other agreement or instrument to which Guarantor is a party or by which Guarantor may be bound, or to which Guarantor may be subject, to the extent such contravention or conflict could reasonably be expected to have a Material Adverse Effect.  No consent, approval, authorization, or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by Guarantor of the Loan Documents applicable to Guarantor or to consummate the transactions contemplated hereby or thereby which has not been obtained.

(d)                                 Enforceable Obligations.  This Guaranty and the other Loan Documents to which Guarantor is a party are the legal, valid and binding obligations of Guarantor, enforceable in accordance with their respective terms, subject to Debtor Relief Laws.

(e)                                  Approvals and Consents.  All consents, licenses, approvals and authorizations of, and registrations, declarations and other filings with, any Governmental Authority which Guarantor is required to obtain in connection with the execution, delivery, performance or validity of, or payment under, this Guaranty and the other Loan Documents applicable to him have been duly obtained and are in full force and effect.

(f)                                   Litigation.  There is no suit, legal action or proceeding pending against, or to the knowledge of Guarantor threatened against or affecting, Guarantor or Borrower, before any court or arbitrator or any governmental body, agency or official which, if adversely determined, could have a Material Adverse Effect.

(g)                                  No Defaults.  No event has occurred or failed to occur and no condition exists which, upon the execution and delivery of this Guaranty and the other Loan Documents would constitute an Event of Default or would, with the giving of notice or the lapse of time, or both, constitute an Event of Default.  Guarantor is not in violation of any Legal Requirement or any agreement or other instrument to which he is a party or by which he or any of his assets or properties is bound, which violation might in any way have a Material Adverse Effect.  There are no “Events of Default” by Guarantor or Borrower under, and as such term or similar term is defined in, any outstanding debt instruments, agreements or other instruments covering the payment of borrowed money from Lender or any Affiliate of Lender to which Guarantor and/or Borrower is a party.

(h)                                 Financial Statements.  Guarantor has furnished to Lender his most recent unaudited financial statements as of June 30, 2013, as prepared by Guarantor in form and substance acceptable to Lender.  Such financial statements are true and correct in all material respects and present fairly the financial condition of Guarantor as of the date of such financial statements.  Since such date, there has been no material adverse change in the financial condition of Guarantor.

(i)                                     No Change in Facts or Circumstances; Disclosure.  There is no fact which has not been disclosed in writing to Lender which has, or, as far as Guarantor can now reasonably foresee, will have a Material Adverse Effect.  Furthermore, there has been no material adverse change in any condition, fact, circumstance or event that would make the financial statements, reports, certificates or other documents submitted by Guarantor in connection with this Guaranty inaccurate, incomplete or otherwise misleading in any material respect or that would reasonably be expected to cause a Material Adverse Effect.

(j)                                    Taxes.  Guarantor has filed all foreign and United States federal income tax returns and all other material tax returns which are required to be filed by Guarantor and has paid all taxes due pursuant to such returns.  As of the date hereof, other than taxes which are currently being contested in good faith by proper proceedings, Guarantor does not know of any threatened contest or dispute with respect to any taxes due pursuant to such returns or pursuant to any assessments received by Guarantor, and if he shall do so in the future they shall be contested in good faith by proper proceedings for which adequate reserves are maintained.

(k)                                 Solvent.  Guarantor has not entered into the transactions hereunder or any Loan Document applicable to him with the actual intent to hinder, delay, or defraud any creditor and has received reasonably equivalent value in exchange for his obligations hereunder and under such Loan Documents.  On the date hereof and after and giving effect to the Guaranteed Obligations, Guarantor is and will be Solvent.

(l)                                     Not an Investment Company or Holding Company.  Guarantor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m)                             Foreign Trade Regulations.  Guarantor is not (a) a person included within the definition of “designated foreign country” or “national” of a “designated foreign country” in Executive Order No. 8389, as amended, in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the Office of Alien Property, Department of Justice (8 C.F.R., Chapter II, Part 507, as amended) or within the meanings of any of the said Orders or Regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said Orders or Regulations or of any regulations, interpretations or rulings issued thereunder; or (b) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

(n)                                 Office of Foreign Assets Control.  Guarantor is not a person (i) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or, to its knowledge, is otherwise associated with any such person in any manner violative of Section 2, or (iii) on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(o)                                 Foreign Person.  Guarantor is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

(p)                                 No Setoff.  Other than the statutory right of setoff provided by applicable Legal Requirements, there exists no right of setoff, deduction or counterclaim on the part of Guarantor against Lender or any of its Affiliates.

(q)                                 Certain Information.  Guarantor is presently informed of the financial condition of Borrower and each other and of all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment of the Guaranteed Obligations.

10.                               Unencumbered Liquid Assets.  Guarantor shall hold at all times during the term hereunder Unencumbered Liquid Assets maintained at Lender and/or Affiliates of Lender having an aggregate market value of not less than Ten Million Dollars ($10,000,000).

11.                               Reports; Access.  Guarantor covenants and agrees that he shall (a) keep and maintain complete and accurate books and records and (b) permit Lender and any authorized representatives of Lender to have access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Guarantor, during normal business hours, upon the giving of reasonable notice of such intent.  Lender shall have the right, at any time and from time to time upon the occurrence and continuation of an Event of Default hereunder after expiration of any applicable notice and cure periods, to audit all the books and records of Guarantor.  In the event that Lender audits any such books and records, Lender shall have the right, in its reasonable discretion, to choose the auditor.  Guarantor shall cooperate with Lender in connection with any such audit, and shall be obligated to pay for the cost of any such audit.  In addition, Guarantor shall deliver to Lender such other information relating to Guarantor and Borrower as Lender may from time to time reasonably request, including, without limitation, bank statements and/or brokerage statements, within three (3) Business Days of such request.

12.                               Certain Additional Covenants of Guarantor.  Guarantor further covenants, represents and warrants to Lender that:

(a)                                 Certain Notices.  Guarantor shall provide to Lender as soon as possible, and in any event no later than three (3) Business Days after the occurrence of an Event of Default, or an event which with notice or lapse of time or both would constitute an Event of Default continuing on the date of such statement, a statement of Guarantor setting forth the details of such Event of Default or event, and the action which Guarantor proposes to take with respect thereto.  Guarantor shall also provide to Lender promptly after Guarantor receives actual knowledge of the commencement thereof, notice of (i) any material adverse change in the financial condition of Guarantor, or (ii) any action or proceeding relating to Guarantor by or before any court, governmental agency or arbitral tribunal as to which, if adversely determined, would have a Material Adverse Effect.

(b)                                 Compliance with Legal Requirements.  Guarantor shall, during the term hereunder, comply with all Legal Requirements if failure to comply with such Legal Requirements, individually or in the aggregate, would have a Material Adverse Effect.

(c)                                  No Obligations.  Lender is not obligated to give or to continue any financial accommodation to Borrower or any other Person (including Guarantor) except for the Reimbursement Agreement and thereunder.

(d)                                 No Other Representations.  In connection with the transactions contemplated by the Loan Documents, no Person, including Lender and Borrower, has made any representation to Guarantor as to any matter which may affect or in any way relate to the financial condition, relationships or transactions of Guarantor or any other Person, including the business, assets, liabilities, type or value of any security therefor, financial condition, management or control of Guarantor or any other Person.

(e)                                  No Obligation to Notify.  Lender is not obligated to notify Guarantor or any other Person of any change in the business, assets, liabilities, type or value of any security therefor, financial condition, management or control of Borrower, Guarantor or of any other Person, and none of such changes shall release or otherwise impair any of the rights of Lender against Guarantor.

(f)                                   No Release.  Neither failure by Lender to obtain, perfect, protect, preserve, insure or realize upon any security for any of the Guaranteed Obligations or any liability of any other Person nor any failure to obtain any other guaranty nor any other act or failure to act by Lender shall release or otherwise impair any of the obligations of Guarantor under this Guaranty.

(g)                                  Staying Informed, etc.  Guarantor will continue to keep informed of Borrower’s financial condition, the status of any other guarantor, and of all other circumstances that bear upon the risk of nonpayment.  Guarantor waives any obligation which may now or hereafter exist on the part of Lender to inform Guarantor of the risks being undertaken by making this Guaranty or of any changes in such risks.

13.                               Notices.  Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to be effective: (a) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or fax numbers specified below, and if such day is not a Business Day, delivery shall be deemed to have been made on the next succeeding Business Day; (b) if by mail, on the day on which it is received by the receiving party after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (c) if by Federal

Express or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below;:

(a)                                 if to Guarantor, to:

Robert F.X. Sillerman
151 East 72nd Street
New York, New York 10021
Telephone:                                   (212) 231-0091
Fax:                                                                       (646) 349-5988

and with a copy to (which will not constitute notice to Guarantor):

Dornbush, Schaeffer, Strongin & Venaglia, LLP
747 Third Avenue
New York, New York 10017
Attention:                                         Landey Strongin, Esq.
Telephone:                                   (212) 759-3300
Fax:                                                                       (212) 753-7673

(b)                                 If to Lender:

Deutsche Bank AG, New York Branch
345 Park Avenue, 14th Floor
New York, New York 10154
Attention:                                         Corey Kozak
Telephone:                                   (212) 454-1084
Fax:                                                                       (646) 867-1802

with copies to (which will not constitute notice to Lender):

Deutsche Bank AG, New York Branch
60 Wall Street, 41st Floor
New York, New York 10005
Attention:                                         Lauryn Hart, Esq., Director and Counsel
Telephone:                                   (212) 250-8229
Fax:                                                                       (212) 797-3363

and with a copy to (which will not constitute notice to Lender):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention:                                         Kevin M. Eisenberg, Esq.
Telephone:                                   (212) 407-4123
Fax:                                                                       (212) 504-9579

Any party may change its address for purposes of this Guaranty by giving notice of such change to the other parties pursuant to this Section 13.  When determining the prior days’ notice required for any notice to be provided by Guarantor, the day the notice is delivered to Lender shall not be counted, but the day of relevant action shall be counted.  All communications shall be in the English language.

14.                               Subrogation.

(a)                                 In addition to all such rights of indemnity and subrogation as Guarantor may have under applicable law (but subject to Section 14(b)), Borrower agrees that (i) in the event a payment shall be made by Guarantor under this Guaranty in respect of any Guaranteed Obligation, Borrower shall indemnify Guarantor for the full amount of such payment and Guarantor shall be subrogated to the rights of the Lender or other Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of Guarantor shall be sold pursuant to any Loan Document to satisfy in whole or in part a Guaranteed Obligation, the Borrower shall indemnify Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(b)                                 Any and all rights and claims of Guarantor against Borrower or any property of Borrower against any other Person, arising by reason of any payment by Guarantor to Lender pursuant to the provisions, or in respect, of this Guaranty shall be subordinate, junior and subject in right of payment to the prior and indefeasible payment in full of all Guaranteed Obligations to Lender, and until such time, Guarantor shall have no right of subrogation, contribution or any similar right and hereby waive any right to enforce any remedy Lender may now or hereafter have against Borrower, any endorser or Guarantor of all or any part of the Guaranteed Obligations and any right to participate in, or benefit from, any security given to Lender to secure any Guaranteed Obligations.

(c)                                  Upon the full payment and satisfaction of the Guaranteed Obligations by Guarantor as described in Section 14(b) herein, Guarantor shall be fully subrogated to all rights and remedies of Lender under the Loan Documents and, following the written request of Guarantor and at the sole cost and expense of Guarantor, Lender shall use its best efforts to, without any liability to Guarantor or any other Person in connection therewith, execute and deliver such instruments prepared by Guarantor and take all reasonable actions in furtherance of such subrogation rights including continuing Lender’s security interest in the Collateral in favor of Guarantor as subrogated as contemplated herein and allowing for Guarantor to assume without interruption the rights and remedies of Lender under the Loan Documents.  Notwithstanding the foregoing, if any claim is ever made upon Lender for repayment or recovery of any amount or amounts received by Lender in payment or on account of any of the Obligations or the Guaranteed Obligations, (i) any and all rights (including any security interest in the Collateral) that have been assigned or otherwise transferred by Lender to Guarantor in connection with Guarantor’s subrogation rights shall automatically, without any further action by Guarantor or Lender, be assigned and transferred back to Lender and (ii) Guarantor, at the sole cost and expense of Guarantor, shall execute and deliver any and all documents, agreements and instruments requested by Lender in furtherance of the foregoing.

15.                               Events of Default; Remedies.  The following shall constitute events of default hereunder (collectively, the “Events of Default”, and individually, an “Event of Default”):

(a)                                 Failure to Pay.  Guarantor shall fail to make any payment, when due, in respect of any Guaranteed Obligation pursuant to the terms hereof;

(b)                                 Failure to Perform Generally.  Guarantor shall fail to perform or observe any covenant, agreement or provision to be performed or observed under this Guaranty or any other Loan Document applicable to Guarantor after taking into account any applicable grace or forbearance period; provided, however, a breach by Guarantor of Section 10 hereof shall not constitute an Event of Default hereunder;

(c)                                  Misrepresentation.  Any representation or warranty made by Guarantor in this Guaranty or in any Loan Document applicable to him shall prove to have been false or misleading in any material respect at the time made or intended to be effective and such misrepresentation has a Material Adverse Effect;

(d)                                 Reimbursement Agreement.  An “Event of Default” shall occur under and as defined in the Reimbursement Agreement; or

(e)                                  Death or Incompetency.  The death or adjudicated incompetency of Guarantor.

16.                               Remedies, etc.

(a)                                 General.  Upon the occurrence and continuation of an Event of Default and at any time thereafter Lender shall have all rights and remedies available hereunder and at law or in equity, including, but not limited to, the right to (i) cause all Guaranteed Obligations to be immediately due and payable, whereupon the same shall become immediately due and payable; (ii) exercise its rights under the Loan Documents; (iii) take any other action available either at law or in equity to enforce performance or collect any amounts due or thereafter to become due under this Guaranty; and (iv) enforce the observance of any of the covenants or obligations of Guarantor under this Guaranty and the other Loan Documents.  It is further understood and agreed that upon any Event of Default described in Section 7.1(f) of the Reimbursement Agreement, all Guaranteed Obligations shall immediately and automatically become due and payable, without notice or demand, and Guarantor hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(b)                                 Lender.  Upon the occurrence and continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Guarantor under this Guaranty or any of the other Loan Documents executed and delivered by, or applicable to, Guarantor or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any proceeding against Borrower or other action for the enforcement of its rights and remedies under any of the Loan Documents.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as

Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents to which Guarantor is a party.

(c)                                  No Duty to Mitigate Damages.  Lender shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate any damages if any Event of Default shall occur and be continuing hereunder.

(d)                                 No Additional Waiver Implied by One Waiver; Cumulative Rights.  In the event any agreement, warranty, representation or covenant contained in this Guaranty shall be breached by Guarantor and thereafter waived by Lender, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  The failure or delay of Lender to require performance by Guarantor of any provision of this Guaranty or any other Loan Document shall not affect its right to require performance of such provision unless and until such performance has been waived in writing by Lender in accordance with the terms hereof.  Each and every right or remedy granted to Lender hereunder or under any other document or instrument delivered hereunder or in connection herewith, or allowed to Lender at law or in equity or by statute, shall be cumulative and may be exercised from time to time, it being the intention of the parties hereto that no right or remedy hereunder is exclusive of any other right or remedy or remedies, and that each and every such right or remedy shall be in addition to any other right or remedy given hereunder and under the Loan Documents or now or hereafter existing at law or in equity or by statute.

(e)                                  Set Offs.  In addition to (and without limitation of) any right of set off, bankers’ lien or counterclaim Lender or assignee of Lender or Affiliate of Lender may otherwise have, each of Lender or assignee of Lender or any Affiliate of Lender shall be entitled, at its option, to the fullest extent permitted by law to set off and apply any and all balances and deposits (general or special, time or demand, provisional or final) at any time held and all other indebtedness owing by Lender or assignee of Lender or Affiliate of Lender, respectively, to or for the credit or account of Guarantor whether or not such balances, deposits or other indebtedness are then due against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty or the other Loan Documents upon the failure of Guarantor to pay when due any amount due and owing pursuant to this Guaranty.  Lender or assignee of Lender or Affiliate of Lender, respectively, shall give Guarantor notice thereof promptly following any such set off; provided, however, that any failure of Lender or assignee of Lender or any Affiliate of Lender, respectively, to give such notice shall not affect the validity thereof.

17.                               Crediting of Monies Recovered.  Any amounts recovered from Guarantor or any other Person after an Event of Default shall be applied by Lender toward the payment of the Guaranteed Obligations and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

18.                               Claims.  If any claim is ever made upon Lender for repayment or recovery of any amount or amounts received by Lender in payment or on account of any of the Guaranteed Obligations, including, without limitation, claims in connection with any insolvency, bankruptcy or reorganization of Borrower, and claims of invalid, fraudulent or preferential transfers, and Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property, or (b) any settlement or compromise of any such claim effected by Lender with any such claimant (including, without limitation, Borrower), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any revocation or termination hereof or the cancellation of the Reimbursement Agreement or any other instrument evidencing any Guaranteed Obligation, and Guarantor shall be and remain liable to Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.

19.                               Statute of Limitations.  Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of Guarantor against Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

20.                               Separate Causes of Actions.  Each and every default in respect of the Guaranteed Obligations and each and every default hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises, but nothing herein shall preclude Lender from accelerating payment of the Guaranteed Obligations upon the occurrence of any Event of Default beyond any applicable grace, notice or cure period, or of the liabilities of Guarantor as herein provided.

21.                               Failure to Act, etc.  No failure or delay on the part of Lender in exercising any of its options, powers, rights or remedies, whether arising hereunder or otherwise, and no partial or single exercise thereof, shall constitute a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.  No waiver of any of Lender’s rights hereunder, and no modification, amendment, supplement or discharge of this Guaranty, shall be deemed to be made by Lender unless the same shall be in writing, shall be duly signed on behalf of Lender, and shall expressly refer to this Guaranty, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect at any other time.  No notice to or demand on Guarantor in any case shall entitle Guarantor to any other further notice or demand in similar or other circumstances.

22.                               GOVERNING LAW.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.  GUARANTOR IRREVOCABLY (A) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN A COURT OF RECORD IN THE CITY AND COUNTY OF NEW YORK OR IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, (B) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE REMAINING LOAN DOCUMENTS AND (C) WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE REMAINING LOAN

DOCUMENTS IN ANY OF SUCH COURTS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE REMAINING LOAN DOCUMENTS BY SERVICE OF COPIES OF SUCH PROCESS TO GUARANTOR AT ITS ADDRESS PROVIDED IN SECTION 13 OF THIS GUARANTY.  NOTHING IN THIS SECTION 22, HOWEVER, SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR OR HIS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

23.                               Binding Nature, etc.  This Guaranty is binding upon Guarantor and any heirs, executors, administrators, successors and assigns of Guarantor (except that Guarantor may not assign or transfer in any manner any of the obligations of Guarantor hereunder to any Person without the prior written consent of Lender), and shall inure to the benefit of Lender and its successors and assigns.  Any agreement, instrument or document evidencing or securing any Guaranteed Obligations may be transferred, and the benefit of the obligations of Guarantor hereunder shall extend to each holder of any such agreement, instrument or document evidencing or securing the Guaranteed Obligations automatically and without notice to Guarantor.

24.                               Jury Trial Waiver; No Marshalling of Assets; Submission to Jurisdiction.

(a)                                 Waiver of Trial by Jury; No Marshalling of Assets.

(i)                                     GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR UNDER ANY LOAN DOCUMENT SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(ii)                                  FURTHERMORE, GUARANTOR HEREBY WAIVES ANY DEFENSE OR CLAIM BASED ON MARSHALLING OF ASSETS OR ELECTION OF REMEDIES OR GUARANTIES.

(b)                                 SUBMISSION TO JURISDICTION AND WAIVERS.  GUARANTOR HEREBY SUBMITS FOR HIMSELF AND HIS PROPERTY IN ANY LEGAL ACTION OR

PROCEEDING RELATING TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH HE IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF.  GUARANTOR CONSENTS THAT ANY SUCH ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH HE IS A PARTY MAY BE BROUGHT IN SUCH COURTS AND WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH HE IS A PARTY WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

25.                               Arm’s Length.  This Guaranty has been executed and delivered by Guarantor after arms’-length negotiations between Guarantor or duly authorized representatives of Guarantor and Lender, Guarantor having been represented by counsel of choice of Guarantor during such negotiations, and this Guaranty shall not be construed against Lender on the ground that Lender has prepared the same.

26.                               Severability.  In case one or more of the provisions contained in this Guaranty shall be or shall be deemed to be void, voidable, invalid, illegal or unenforceable in any respect in any jurisdiction, the effectiveness, validity, legality and enforceability of such provisions shall not be affected or impaired in any other jurisdiction, nor shall the remaining provisions contained herein in any way be affected or impaired thereby.

27.                               Expenses.  Guarantor agrees to pay promptly all actual and invoiced out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) in connection with (i) any and all amounts that Lender has paid relative to the curing of any default resulting from the acts or omissions of Guarantor under this Guaranty, (ii) the execution and delivery of this Guaranty and any amendment or modification of, or waiver under, this Guaranty, and (iii) the perfection and preservation of, and the enforcement of, Lender’s rights hereunder.

28.                               Cumulative Rights.  The rights, remedies, powers and privileges of Lender hereunder are cumulative and not exclusive of any other rights, remedies, powers or privileges now or hereafter existing at law or in equity.

29.                               Section Headings.  The Section headings hereof are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

30.                               Modifications.  This Guaranty may not be modified, changed, waived or discharged orally, but only by a writing signed by Guarantor and Lender and constitutes the entire agreement of the parties with respect to the subject matter hereof.

31.                               USA Patriot Act Notice.  Lender hereby notifies Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Guarantor, which information includes the name and address of Guarantor and other information that will allow Lender to identify Guarantor in accordance with the Patriot Act.

32.                               Document Completion.  Upon Lender’s request from time to time, Guarantor shall promptly complete or cause to be completed any and all clerical errors contained in the Loan Documents (collectively, the “Authorized Actions”).  Additionally, Guarantor authorizes and gives Lender an irrevocable power of attorney, coupled with an interest, to perform the Authorized Actions on behalf of Guarantor and, where appropriate, insert replacement pages in this Guaranty reflecting the Authorized Actions, in each case without the re-execution of this Guaranty by Guarantor.  Lender shall promptly forward to Guarantor (or to counsel for Borrower) any and all replacement pages inserted in this Guaranty pursuant to the provisions of this paragraph.  Guarantor hereby ratifies the Loan Documents, as same may be changed in accordance with the terms hereof.

[Remainder of Page Intentionally Blank.
Signature Page Follows.]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date set forth above.

GUARANTOR:

/s/ Robert F.X. Sillerman
ROBERT F.X. SILLERMAN

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On the 6th day of December, 2013, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert F.X. Sillerman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.

/s/ Alyson G. Muldoon
Notary Public

SIGNATURE PAGE TO
SPRINGING UNCONDITIONAL GUARANTY
(SFX ENTERTAINMENT)